EFFECTIVE AUGUST 23RD, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 23, 2004

                            GOLDEN ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                   0-4339                63-0250005
(State or other jurisdiction      (Commission File         (IRS Employer
    of incorporation)                Number)          Identification No.)


         One Golden Flake Drive, Birmingham, Alabama        35205
          (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code: (205) 458-7316

                                       N/A
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


TABLE OF CONTENTS

Item 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On September 23, 2004, Golden Enterprises issued a press release (the "Earnings Press Release") announcing its earnings for the First quarter ended August 31, 2004. A copy of the Earnings Press Release is attached as Exhibit 99.1. The Earnings Press Release is incorporated herein by Reference.

(a.) Golden Enterprises, Inc.'s Board of Directors today declared a quarterly dividend of $.03125 per share payable October 27, 2004 to stockholders of record on October 8, 2004.

     For the three months ended August 31, 2004, Golden Enterprises, Inc.'s basic and diluted earnings per share were $.02 compared to $.04 last year (restated), on net sales of $24,766,426 versus $24,580,778, 1% increase.

     During the first quarter, gross margins increased $.15 million, or 1%, compared to the prior year quarter, as gains from improved manufacturing efficiencies more than offset net unfavorable raw material and packaging costs.

     Selling, general and administrative expenses increased $.59 million, or 5% during the first quarter ended August 31, 2004. This increase was primarily in selling and delivery expenses and employee benefit costs.

     Management will continue to explore ways to manage our rising fuel cost and other increasing commodities.

     The following is a summary of sales and income information for the three months ended August 31, 2004 and 2003.


                                                THREE MONTHS ENDED
                                                    AUGUST 31,
                                            -------------------------
                                                           (Restated)
                                                2004          2003
                                            -------------------------
Net sales                                   $24,766,426   $24,580,778
                                            ===========   ===========

Income before income taxes                  $   298,525   $   685,337
Income taxes                                    110,350       253,645
                                            -----------   -----------

Net income                                  $   188,175   $   431,692
                                            ===========   ===========

Basic and diluted earnings per share        $      0.02   $      0.04
                                            ===========   ===========

Basic weighted shares outstanding            11,852,830    11,883,305
                                            ===========   ===========

Diluted weighted shares outstanding          11,852,830    11,883,305
                                            ===========   ===========



     This News Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those forward-looking statements. Factors that may cause actual results to differ materially include price competition, industry consolidation, raw material costs and effectiveness of sales and marketing activities, as described in the Company's filings with the Securities and Exchange Commission.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

         (C.)  EXHIBITS
                  99.1 Press Release dated September 23, 2004

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated September 23, 2004


                                    GOLDEN ENTERPRISES, INC.


                                    By:/s/ Patty Townsend
                                    --------------------------------------
                                         Patty Townsend
                                         Vice President, CFO and Secretary